Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated September 8, 2003, in the Registration Statement (Form S-1) and related Prospectus of Tercica Medica, Inc. for the registration of shares of its common stock.

/S/ ERNST & YOUNG LLP

Palo Alto, California

September 8, 2003